EXHIBIT 24

POWER OF ATTORNEY

We, the undersigned officers and directors of Stanley Black & Decker, Inc., a Connecticut corporation (the "Corporation"), hereby severally constitute Janet M. Link and Yun Jung Choi our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 28, 2019 of the Corporation filed herewith (the "Form 10-K"), and any and all amendments thereof, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable the Corporation to comply with the annual filing requirements under the Securities Act of 1934, as amended, including, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Form 10-K and any and all amendments thereto.

Signature	Title	Date

/s/ James M. Loree	President and Chief Executive Officer, Director	February 21, 2020
James M. Loree

/s/ Andrea J. Ayers	Director	February 21, 2020
Andrea J. Ayers

/s/ George W. Buckley	Director	February 21, 2020
George W. Buckley

/s/ Patrick D. Campbell	Director	February 21, 2020
Patrick D. Campbell

/s/ Carlos M. Cardoso	Director	February 21, 2020
Carlos M. Cardoso

/s/ Robert B. Coutts	Director	February 21, 2020
Robert B. Coutts

/s/ Debra A. Crew	Director	February 21, 2020
Debra A. Crew

/s/ Michael D. Hankin	Director	February 21, 2020
Michael D. Hankin

/s/ Dmitri L. Stockton	Director	February 21, 2020
Dmitri L. Stockton